UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2010 (July 7, 2010)

QE BRUSHES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53941
(State or other jurisdiction of incorporation)	(Commission File No.)

12901 South Buttercup Lane
Spokane, Washington 99224
(Address of principal executive offices and Zip Code)

509-944-5920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS WITH CERTAIN OFFICERS

On July 8, 2010, Gregory Ruff resigned as an officer and director; Craig Littler resigned as a director; James Adams resigned as a director; Paul Charbouneau resigned as a director; and, Murray Sternfeld resigned as a director.  None of the foregoing had any disagreement with us regarding our operations, policies or practices.

On the same date, Francis D’Ambrosio was appointed chief executive officer and a director; Marc Salls was appointed president and a director; Michael Davis was appointed secretary, treasurer, and a director; and, David Hoselley was appointed chief financial officer and principal accounting officer.

ITEM 8.01	OTHER EVENTS

On July 7, 2010, our board of directors approved a resolution to reverse split our common stock on the basis of 1 share of common stock for each 2 shares of common stock outstanding.  Immediately before the reverse stock split there were 11,140,000 shares of common stock outstanding.  Immediately after the reverse stock split there will be 5,570,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of July 2010.

QE BRUSHES, INC.

BY:	MARC SALLS
Marc Salls President